Exhibit 10

Strategic Framework Cooperation Agreement

Party A: MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LTD

Party B: HOPE STAR TECHNOLOGY HOLDINGS GROUP LIMITED

Whereas Party A is a leading domestic service provider for youth and elderly culture and tourism in China, possessing rich experience and resources, and is also a listed company in the United States (MGSD). Party B is also a listed company in the United States (CDNO), and through its online platform, it is a service provider focusing on women's travel. Relying on the Internet + offline entity management model, it provides users with comprehensive services such as tourism, health, entertainment, and education. It owns service platforms like nvyou.com, the lvxiaoer application, and travel agencies. For the purpose of achieving the goals of resource sharing, complementary advantages, and common development, Party A and Party B have reached the following agreement on establishing a long-term strategic cooperation relationship through friendly negotiations:

I. Purpose of Cooperation

Both Party A and Party B adhere to the principles of equality, mutual benefit, mutual respect, long-term cooperation, and common development, give full play to their respective advantages, and conduct all-round and multi-level cooperation in the cultural tourism market.

Through strategic cooperation, enhance the competitiveness and influence of both parties in the market and maximize economic and social benefits.

II. Cooperation Goals

During the cooperation period, jointly explore the cultural tourism market, increase market share, and achieve significant growth in the business of both parties.

Jointly carry out cultural tourism business, create innovative and competitive products or services to meet the ever-changing needs of customers.

Establish a long-term and stable cooperation mechanism to promote in-depth exchanges and cooperation between the two parties in aspects such as technological research and development, market promotion, and talent cultivation.

III. Cooperation Contents

1. Market Expansion Cooperation

Both parties will integrate their respective market resources, jointly formulate marketing promotion plans, carry out joint marketing activities, and improve brand awareness and product market share. Specifically targeting women and the elderly, jointly develop potential customers, share customer information, and provide customers with high-quality product and service solutions.

2. Product and Service Cooperation

- Party A agrees to give priority to recommending Party B's relevant products or services in its own products or services. Party B should also, under the same conditions, give priority to recommending Party A's products or services to customers, so as to achieve the mutual matching and coordinated development of the products and services of both parties.

- Jointly establish a customer service system to provide customers with timely, efficient, and high-quality pre-sales, in-sales, and after-sales services, and improve customer satisfaction and loyalty.

3. Data Sharing and Analysis Cooperation

- On the premise of complying with laws and regulations and protecting customer privacy, both parties will explore the data sharing mechanism, integrate the data resources of both parties in aspects such as the market, customers, and products, conduct in-depth analysis and mining, and provide data support for the decision-making of both parties.

- Through data analysis, jointly discover market opportunities and potential risks, optimize product and service strategies, and improve operational efficiency and market response speed.

- Establish a data security management system to ensure the security and compliance of data collection, storage, use, and transmission.

IV. Cooperation Methods

Both parties will set up a joint working group responsible for the specific implementation and coordination of strategic cooperation. The joint working group will hold regular meetings to communicate the progress of cooperation and solve the problems encountered in the cooperation process.

For specific cooperation projects, both parties will, according to the characteristics and requirements of the projects, sign detailed project cooperation agreements, clearly defining the goals, tasks, division of labor, time nodes, income distribution, and other matters of the projects.

During the cooperation process, both parties should maintain close communication, promptly report the business development situation of each party and the progress of cooperation projects, and jointly respond to market changes and challenges.

V. Rights and Obligations of Both Parties

Rights and Obligations of Party A

- Have the right to understand the work progress of Party B in the cooperation projects and put forward reasonable suggestions and opinions.

- Provide necessary resources and support in accordance with the provisions of this agreement and specific project cooperation agreements to ensure the smooth progress of cooperation projects.

- Keep confidential the information such as Party B's trade secrets and technical secrets known in the cooperation process. Without the written consent of Party B, shall not disclose it to any third party.

- Actively play its own advantages in the cooperation projects and make efforts to achieve the cooperation goals.

- Comply with the various provisions of this agreement, fulfill cooperation obligations, and safeguard the cooperation relationship and common interests of both parties.

Rights and Obligations of Party B

- Have the right to require Party A to fulfill relevant obligations and provide corresponding resources and support in accordance with the provisions of this agreement and specific project cooperation agreements.

- Keep confidential the information and materials provided by Party A and shall not use them for other purposes unrelated to the cooperation projects. Without the written consent of Party A, shall not disclose Party A's trade secrets, technical secrets, and other information to third parties.

- Organize and implement cooperation projects in accordance with the requirements of this agreement and specific project cooperation agreements to ensure project quality and progress.

- During the cooperation process, maintain close communication with Party A, promptly feedback the progress and existing problems of the projects, and jointly negotiate solutions.

- Actively expand business, create more opportunities and space for the cooperation of both parties, and promote the in-depth development of the cooperation relationship.

VI. Confidentiality Clause

Both parties shall strictly keep confidential all kinds of confidential information such as the other party's trade secrets, technical secrets, customer information, and financial data known in the cooperation process. Without the written consent of the other party, neither party shall disclose or use the other party's confidential information to any third party.

VII. Intellectual Property Clause

The intellectual property rights generated by both parties in the cooperation projects, including but not limited to patents, trademarks, copyrights, and technical secrets, shall be jointly or separately enjoyed by both parties in accordance with the provisions of specific project cooperation agreements.

Without the written consent of the other party, neither party shall transfer or license the jointly owned intellectual property rights to third parties for use. For the intellectual property rights enjoyed by each party respectively, on the premise of not affecting the cooperation projects, each party has the right to decide on its own to use, transfer, or license it to third parties for use.

During the cooperation process, both parties should respect each other's intellectual property rights and shall not infringe upon the other party's intellectual property rights. If the intellectual property rights of one party are infringed due to the reasons of the other party, the infringing party shall bear all legal responsibilities and compensate the other party for the losses suffered thereby.

VIII. Amendment and Termination of the Agreement

Any amendment or supplement to this agreement shall be subject to the written consensus of both parties through negotiation and a written agreement shall be signed. Without the written consent of the other party, neither party shall arbitrarily change the content of this agreement.

IX. Other Clauses

Matters not covered in this agreement can be negotiated separately by both parties and a supplementary agreement can be signed. The supplementary agreement shall have the same legal effect as this agreement.

Party A: MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LTD

Party B: HOPE STAR TECHNOLOGY HOLDINGS GROUP LIMITED

Signing date：01/09/2025

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